Exhibit 3.2
RESTATED
CERTIFICATE OF INCORPORATION OF
ARDEA BIOSCIENCES, INC.
The undersigned, Barry D. Quart, Pharm. D., hereby certifies that:
     ONE: He is the duly elected and acting Chief Executive Officer of Ardea Biosciences, Inc. (the “corporation”).
     TWO: The corporation was originally incorporated in Delaware on January 19, 1994 and the original name of the corporation was IntraBiotics Pharmaceuticals, Inc.
     THREE: The Amended and Restated Certificate of Incorporation, as amended, of the corporation is hereby restated to read in full as follows: “
I.
     The name of this corporation is Ardea Biosciences, Inc.
II.
     The address of the registered office of the corporation in the State of Delaware is Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is the Corporation Trust Company.
III.
     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.
IV.
     A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Seventy-Five Million (75,000,000) shares. Seventy Million (70,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).
     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a “Preferred Stock Designation”) pursuant to the Delaware General Corporation Law (“DGCL”), to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of

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that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
V.
     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
     A. BOARD OF DIRECTORS.
          1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be no less than 5 and no greater than 11 directors and shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.
          2. ELECTION OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
          3. REMOVAL OF DIRECTORS. The Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of capital stock of the corporation, entitled to vote at an election of such directors.
          4. VACANCIES
               a. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.
               b. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may,

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upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.
     B.
          1. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders shall have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.
          2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.
          3. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.
          4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.
VI.
     A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.
     B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
VII.
     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.”
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     FOUR: This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, and was approved by the Board of Directors of the corporation in accordance with and pursuant to Section 141 of the General Corporation Law of the State of Delaware.
     FIVE: This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation’s Amended and Restated Certificate of Incorporation, as amended, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.
     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been subscribed this 10th day of September, 2008 by the undersigned who affirms that the statements made herein are true and correct.

ARDEA BIOSCIENCES, INC.
By:	/s/ Barry D. Quart
Barry D. Quart, Pharm. D.
Chief Executive Officer

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